Exhibit 10.14

Services Agreement on Issuance of PayPay Light

SoftBank Corp. (“SoftBank”) and PayPay Corporation (“PayPay”) enter into the following services agreement (this “Agreement”) regarding the issuance of PayPay Light.

Article 1 Purpose

The purpose of this Agreement is for SoftBank to entrust to PayPay certain works in connection with the issuance of PayPay Light pursuant to the provisions of this Agreement, for the development and enhanced competitiveness of both parties’ businesses.

Article 2 Definitions

1.	In this Agreement, “PayPay Light” means PayPay Light issued by PayPay in accordance with the PayPay Terms of Use as provided by PayPay, including PayPay Bonus as set forth in the following paragraph.

2.

In this Agreement, “PayPay Bonus” means PayPay Bonus issued by PayPay in accordance with the PayPay Terms of Use as provided by PayPay (including PayPay Bonus Mini, which is PayPay Bonus with validity periods established in accordance with the terms and conditions set forth by PayPay or its partner, SoftBank).

3.

In this Agreement, “Eligible User” means an individual who uses, or may potentially use, services provided by SoftBank or services affiliated with SoftBank or an individual who is an eligible user of a campaign or the like conducted by SoftBank.

4.	In this Agreement, “Work” means the following operations by PayPay:

Operations concerning the issuance of PayPay Light to any Eligible User designated by SoftBank and a SoftBank Partner in an amount set by SoftBank and a SoftBank Partner voluntarily, and the related handling of personal information.

5.

In this Agreement, “PayPay Light Eligible Services” means any service provided by SoftBank or a SoftBank Partner (defined in Paragraph 6) and any campaign, etc. conducted by SoftBank that SoftBank and PayPay separately agreed to make eligible for the issuance of PayPay Light.

6.

In this Agreement, “SoftBank Partner” means an entity that collaborates with SoftBank in connection with PayPay Light Eligible Services, including partnerships entered into after the execution of this Agreement.

Article 3 Services

1.

SoftBank shall, where an Eligible Users satisfies the conditions established by SoftBank and SoftBank Partners in regards to PayPay Light Eligible Services, entrust the Work to PayPay, and PayPay shall undertake the Work (the “Services”).

2.	The parties confirm, in light of the relevant laws and ordinances, that the issuer of PayPay Light in connection with the Services is PayPay and not SoftBank.

3.

The consideration for the Services shall be without charge, in light of the fact that the Services will promote the use of SoftBank’s and PayPay’s services, thereby contributing to the development and enhanced competitiveness of both parties’ businesses.

4.

The details of any obligations related to the handling of personal information that arises in connection with the Services under Paragraph 1 shall be provided in the Memorandum on the Protection of Personal Information executed on March 31, 2019 between the parties.

5.

The start date of the Work under this Agreement (“Work Start Date”) is August 1, 2019; however, the Work Start Date may be altered by written agreement (including email) following discussion between the parties.

Article 4 Issuance of PayPay Light

1.	PayPay shall, as part of the Work, provide SoftBank with the necessary and appropriate functions, etc. (“Entrusted Functions”) to enable SoftBank to smoothly perform the Services.

2.

SoftBank may entrust to PayPay the issuance of PayPay Light in the amount set by SoftBank at its discretion within the scope of the Act against Unjustifiable Premiums and Misleading Representations and other laws and ordinances pursuant to the Entrusted Functions prescribed in the preceding paragraph.

3.

In addition to the functions set forth in the preceding paragraph, the Entrusted Functions set forth in Paragraph 1 shall include functions for various processes required for the performance of Articles 6 to 9 hereof, as well as the ability to verify the results after the various processing has been performed.

Article 5 Settlement of PayPay Light Issuance Price

1.

SoftBank shall pay to PayPay the amount obtained by multiplying the number of PayPay Light for which SoftBank has entrusted the issuance to Eligible Users pursuant to the provisions of Article 4 by one years the issuance price for PayPay Light (“PayPay Light Issuance Price”).

2.

PayPay shall close the account at the end of each month for the amount calculated in Paragraph 1, and issue an invoice by the 10th day of the following month. However, PayPay shall calculate the total amount after deducting the Expired Set-off Amount (as defined in Paragraph 2 of Article 8) for the same month from the PayPay Light Issuance Price for that same month.

3.

SoftBank shall pay the amount indicated in the invoice issued by PayPay under the preceding paragraph, by the last day of the month in which the invoice is received, by wire transfer into the bank account designated by PayPay. SoftBank shall bear any transfer fees and other costs associated with that payment.

4.

If the deduction provided for in the second sentence of Paragraph 2 results in a negative number, PayPay shall issue a payment notification by the 10th business day of the following month. In this case, PayPay shall pay the amount indicated in that payment notification to SoftBank, by the last day of the month in which the payment notification is issued, by wire transfer into the bank account designated by SoftBank. PayPay shall bear any transfer fees and other costs associated with that payment.

5.

If there is any difference between the figures or amounts calculated by SoftBank and the figures or amounts collated and presented by PayPay for any amount calculated under this Agreement, the parties agree to cooperate with each other to investigate the cause of such difference and settle the costs at the amount agreed upon by both parties by the settlement due date. After the settlement of such costs, if the parties agree that the amount of the difference should be settled based on reasonable data, that amount shall be settled again in the following month or thereafter.

Article 6 Corrections

1.

After the performance of the Work by PayPay, if a transaction with an Eligible User relating to a PayPay Light Eligible Service is canceled, or if an error is found in regards to the amount of PayPay Light to be issued or concerning the Eligible User, SoftBank shall carry out the necessary correction processes , such as deductions, etc. with respect to PayPay Light.

2.

PayPay shall provide to SoftBank, as part of the Entrusted Functions, the functions necessary for making the corrections provided for in the preceding paragraph. Each party shall perform the necessary corrections in accordance with the details of the procedures under the preceding paragraph provided for in the correction specification established by PayPay (the “PayPay Light Correction Specification”). In the event the PayPay Light Correction Specification is amended, the parties shall consult with each other to determine the amended correction specification.

3.	In the event of any corrections of PayPay Light, the parties shall settle any discrepencies of PayPay Light Issuance Price based on the change in the amount of PayPay.

Article 7 Information Sharing

1.

SoftBank may add, change, correct, or delete PayPay Light Eligible Services, and in the event any such addition, etc. is made, SoftBank shall coordinate with PayPay by the method determined by separate consultation between the parties.

2.	PayPay shall share information as necessary with SoftBank so SoftBank can ascertain information related to the Work and other information designated by SoftBank.

Article 8 Expiration of PayPay Light

1.	The parties confirm that any PayPay Light that falls under the following items will expire:

(1)	PayPay Light held by an Eligible User whose PayPay account was suspended by PayPay; or

(2)	PayPay Light that has become invalid due to the validity period (if any) having passed.

2.

In regard to any PayPay Light that expires in accordance with Item 2 under the preceding paragraph, PayPay will refund to SoftBank the corresponding PayPay Light Issuance Price for only the PayPay Bonus Mini amount (the “Expired Set-off Amount”).

3.	The refund of any Expired Set-off Amount under the preceding paragraph will be settled in accordance with the method provided for in Article 5.

Article 9 Unauthorized Use by an Eligible User

1.

In the event that an Eligible User breaches the PayPay Terms of Service, the PayPay Light Terms of Use, or any other terms of use stipulated by PayPay, PayPay may, at its discretion, refuse to issue PayPay Light or cancel the issuance of PayPay Light to such Eligible User. PayPay confirms that if it is necessary to take actions such as responding to an inquiry from such Eligible User or reissuing PayPay Light, PayPay shall take all such actions at its own responsibility.

Article 10 Procedure in Case of System Malfunction

1.

SoftBank shall repair, at its own responsibility and cost, any impairment of SoftBank’s systems (the “SoftBank Systems”) caused by natural disaster, war, insurrection, riot, electricity blackout, telecommunications equipment accident, suspension or emergency maintenance of the services provided by a telecommunications business operator, establishment, amendment or repeal of laws and ordinances in Japan or overseas, or orders, dispositions, or guidance issued by a public authority (“Force Majeure”) or other event not attributable to either party in connection with the operation of the SoftBank Systems as necessary for the performance of this Agreement.

2.

With respect to the provision of the Entrusted Functions PayPay shall repair, at its own responsibility and cost, PayPay’s systems (the “PayPay Systems”) and resend data, etc. as necessary for the performance of this Agreement in the event that it becomes impossible to provide the Entrusted Functions due to Force Majeure or other events not attributable to either party..

3.

Notwithstanding the preceding two paragraphs, if the operation of the SoftBank Systems or the PayPay Systems is interrupted due to Force Majeure or other events not attributable to either party, the parties shall consult to determine how to address the interruption, how to announce the interruption, and other matters to be confirmed regarding the system malfunction, unless it is clear that either the SoftBank Systems or the PayPay Systems, or both, will not be restarted.

Article 11 Helpdesk

Each party confirms that SoftBank is responsible for handling inquiries regarding PayPay Light Eligible Services and SoftBank services in general, and PayPay is responsible for handling inquiries regarding the issuance of PayPay Light through the Work and PayPay services in general.

Article 12 No Transfer of Rights and Obligations

Neither party shall transfer to a third party or provide as security all or part of its status, rights and obligations arising under this Agreement without the prior written consent of the other party.

Article 13 Confidentiality Obligations

1.

Each party shall maintain as confidential, during and after the term of this Agreement, any secret of the other party obtained through this Agreement and explicitly indicated by the other party to be confidential information at the time of disclosure (“Confidential Information”), and shall not disclose, provide, or divulge Confidential Information to any third party or use Confidential Information for any purpose other than the performance of this Agreement without the prior written consent of the other party. However, either party may disclose Confidential Information if and to the extent required pursuant to a legally enforceable request for disclosure by a public agency, provided that the other party is promptly given notice of that disclosure.

2.	Notwithstanding the provisions of the preceding paragraph, Confidential Information does not include:

(1)	information already held at the time of disclosure by the other party;

(2)	information developed independently without reference to Confidential Information disclosed by the other party;

(3)	information that is public knowledge at the time of disclosure by the other party; and

(4)	information that becomes public knowledge after disclosure by the other party due to a reason not attributable to the receiving party.

3.

Each party may disclose the Confidential Information received from the other party to its own officers and employees to the extent necessary for the performance of this Agreement, and to any attorney-at-law, certified public tax accountant or other professional with a professional duty of confidentiality. However, if either party discloses Confidential Information to a third party, that party must cause the third party to assume and comply with confidentiality obligations equivalent to those under this Agreement, and that party is fully liable to the disclosing party for that third party’s handling of the Confidential Information.

4.

Both parties shall treat as Confidential Information, and neither party shall divulge to any third party, the content of this Agreement and all information obtained in connection with the Entrusted Functions under this Agreement.

Article 14 Term

1.

The term of this Agreement is from August 1, 2019 to July 31, 2020. However, unless either party gives written notice to the other party at least six months before the expiration of this Agreement of its intention to terminate this Agreement upon expiration, this Agreement will automatically renew for one year upon from the expiration date, and the same applies thereafter.

2.

If any outstanding obligations exist at the end of this Agreement, the provisions of this Agreement will continue to apply with respect to those obligations until performance of the outstanding obligationsis completed.

Article 15 Termination for Cause

1.

If either party breaches all or part of its obligations under this Agreement, and fails to cure that breach or perform within a reasonable period of time specified in a demand for cure issued by the other party, the other party may immediately suspend performance of its obligations under or terminate all or part of this Agreement, without assuming any liability and without prior notice or demand for cure.

2.

Either party may immediately suspend performance of its obligations under or terminate all or part of this Agreement, without assuming any liability and without prior notice or demand for cure, if the other party:

(1)

is the subject of a petition for attachment, provisional attachment, provisional disposition, compulsory execution or auction, or a demand for payment of delinquent taxes and public dues, due to a decline in its financial or credit status;

(2)	is the subject of a disposition by a supervisory authority suspending its operations or revoking its business license or business registration;

(3)

is the subject of a petition for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings, commencement of special liquidation, or other legal insolvency proceedings, or begins proceedings for dissolution (including dissolution under laws and ordinances), liquidation or an out-of-court workout;

(4)	passes a resolution to conduct a capital reduction or to abolish, suspend, or transfer all or a material part of its business;

(5)	dishonors a note or check, or otherwise becomes insolvent or suspends payments; or

(6)	undergoes a change in major shareholder or management, due to which the terminating party considers the continuation of this Agreement to be inappropriate.

3.

PayPay may immediately suspend performance of its obligations under or terminate all or part of this Agreement and other agreements with SoftBank, without assuming any liability and without prior notice or demand for cure, if:

(1)	SoftBank is determined by PayPay to have damaged, or to be likely to damage, the credibility of PayPay;

(2)	SoftBank has breached laws and ordinances, or PayPay otherwise determines that the continuation of this Agreement would be inappropriate; or

(3)	the content or form of the PayPay Light Eligible Services is determined by PayPay to be inappropriate.

4.

If either party falls under any item of Paragraph 2, all of that party’s obligations to the other party (not limited to obligations under this Agreement) will automatically be accelerated and immediately become due and payable in cash. If PayPay terminates this Agreement under the preceding paragraph, the same applies with respect to SoftBank.

5.	Termination under this Article does not preclude the terminating party from seeking damages against the other party.

Article 16 Procedure on Contract Termination

1.	If this Agreement is terminated, PayPay will suspend provision of the Entrusted Functions provided to SoftBank for the undertaking of the Work in the manner designated by PayPay.

2.	This Agreement applies to transactions using PayPay Light conducted prior to suspension under the preceding paragraph.

Article 17 Use of Marks for PayPay Light Alliance

1.

SoftBank may cause PayPay to publish the trademarks, logos, and the like (“Logo Marks”) of SoftBank in announcements made during the term of this Agreement, in the manner designated by SoftBank, in order to indicate SoftBank’s status as an alliance partner of PayPay in connection with PayPay Light.

2.	PayPay authorizes SoftBank and SoftBank Partners to use the trademarks of PayPay in the manner specified by PayPay in advance.

Article 18 Survival

Article 12 (No Transfer of Rights and Obligations), Article 13 (Confidentiality Obligations), Article 14 (Term), Paragraph 2, Article 15 (Termination for Cause), Paragraph 5, Article 16 (Procedure on Contract Termination), Article 17 (Use of Marks for PayPay Light Alliance), Paragraph 2, this Article (Survival), Article 19 (Damages), Article 20 (Consultation), Article 21 (Governing Law), and Article 22 (Jurisdiction) will remain effective after the termination of this Agreement.

Article 19 Damages

If either party causes damage to the other party or a third party due to a reason attributable to itself in connection with the performance of this Agreement, the responsible party shall compensate for that damage.

Article 20 Consultation

The parties shall consult in good faith to resolve any matter not provided for in this Agreement.

Article 21 Governing Law

This Agreement and all actions contemplated herein are governed by and shall be interpreted in accordance with the laws of Japan.

Article 22 Jurisdiction

The Tokyo District Court has exclusive jurisdiction as the court of first instance over any dispute that arises in connection with the provisions of this Agreement.

IN WITNESS WHEREOF, this Agreement shall be prepared in duplicate, and each party shall affix its name and seal hereto and retain one original.

July 31, 2019

SoftBank:	1-9-1 Higashishimbashi, Minato-ku, Tokyo
Customer Base Promotion Division, Softbank Corp.
Kazuhiro Sasaki, Executive Officer and General Manager

PayPay:	1-3 Kioicho, Chiyoda-ku, Tokyo
PayPay Corporation
Ichiro Nakayama, President and Representative Director